Exhibit 99.1

Construction Partners, Inc. Provides Updated Fiscal Year 2018 Outlook

DOTHAN, AL, November 5, 2018 – Construction Partners, Inc. (NASDAQ: ROAD) (the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today updated the Company’s outlook for the fiscal year ended September 30, 2018.
Updated Fiscal Year 2018 Outlook

•	Revenue to range between $675.0 million to $685.0 million

•	Net Income to range between $49.5 million to $51.5 million

•	Adjusted EBITDA(1) to range between $74.0 million to $76.5 million
Charles E. Owens, the Company’s President and Chief Executive Officer, stated, “Based on our early review, we are increasing our net income range and tightening our Adjusted EBITDA guidance, despite weather-related delays in the fourth quarter that exceeded our previous expectations and reduced our revenues. We are bullish on our business and are well-positioned for growth in the five southeastern states in which we operate. Demand for our services across our 30 distinct markets remains strong and is supported by increased funding for roadway repair and maintenance projects. We continue to execute on our proven strategy of delivering controlled, profitable growth that we believe will enhance shareholder value.”
The Company will release its fiscal 2018 fourth quarter and full year financial results on December 10, 2018, after the market closes. The Company has scheduled a conference call to discuss its financial results on Tuesday, December 11, 2018 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time).
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 30 hot mix asphalt plants and nine aggregate facilities. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for residential subdivisions, office and industrial parks, shopping centers and local businesses. To learn more, visit www.constructionpartners.net.
Contact:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “projects,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s Registration Statement on Form S-1.  Forward-looking statements speak only as of the date on which they are

(1) Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”). Please see a reconciliation to the most directly comparable GAAP measure at the end of this news release.

made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA represents net income before (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion and amortization, (iv) equity-based compensation expense, (v) loss on extinguishment of debt and (vi) certain management fees and expenses, and excludes income recognized in connection with a legal settlement between certain of the Company’s subsidiaries and a third party that did not directly relate to the Company’s business and that has not, and is not expected to, recur. This metric is a supplemental measure of our operating performance that is neither required by, nor presented in accordance with, GAAP. This measure should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. Management uses Adjusted EBITDA as a key performance indicator, and we believe that it is a measure frequently used by securities analysts, investors and other parties to evaluate companies in our industry. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.
Our calculation of Adjusted EBITDA may not be comparable to similarly named measures reported by other companies. Potential differences between our measure of Adjusted EBITDA and other similar companies’ measures of Adjusted EBITDA may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following table presents a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA, under the high and low ends of the Company’s Adjusted EBITDA range (unaudited, in thousands):
Construction Partners, Inc.
Income to Adjusted EBITDA Reconciliation

	Low	High

Net Income	$49,500	$51,500
Interest expense, net	1,270	1,270
Provision (benefit for income taxes)	10,281	10,781
Depreciation, depletion and amortization	25,320	25,320
Equity-based compensation expense	975	975
Settlement income	(14,803)	(14,803)
Management fees and expenses	1,457	1,457
Adjusted EBITDA	$74,000	$76,500

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